MILACRON INC.

SPECIAL EXECUTIVE RETENTION & SEVERANCE AGREEMENT

THIS SPECIAL EXECUTIVE RETENTION & SEVERANCE AGREEMENT (the “Agreement”) is made as of October 1, 2007 by and between Milacron Inc., a Delaware Company (the “Company”) and Ronald D. Brown (the “Executive”).

WITNESSETH:

WHEREAS, as a member of the Company’s senior management team, the Executive has become eligible to participate in and has received certain benefits under various plans, agreements and arrangements of the Company (the “Arrangements”) that vest, become payable or otherwise provide certain enhanced benefits, upon a “change in control” of the Company or upon certain events following a “change in control” of the Company (as provided in those Arrangements), all of such Arrangements are attached hereto as Exhibits A-E;

WHEREAS, the 2007 acquisition of a majority of the 6.0% Series B Convertible Preferred Stock of the Company by Ohio Plastics, LLC and the transactions consummated in connection therewith (the “2007 Acquisition Transaction”) would constitute a “change in control” (as defined in the Arrangements) if such Arrangements were not amended as part of the 2007 Acquisition Transaction; and

WHEREAS, in consideration for certain benefits and rights provided to the Executive, the Company and the Executive desire to modify the Arrangements to provide that the 2007 Acquisition Transaction will not constitute a “change in control” (as defined in the Arrangements) and therefore no changes, circumstance or events shall be triggered, and Executive waives any claim thereto, including, without limitation, any benefits vesting or becoming payable under the Arrangements solely as a result of the 2007 Acquisition Transaction;

NOW, THEREFORE, the Company and the Executive hereby enter into this Agreement on the terms and conditions, hereinafter, set forth:

ARTICLE I

AGREEMENT OF THE PARTIES; TERM

Section 1.01 Consents and Acknowledgements by Executive. The Executive hereby consents to the amendment of the Arrangements to provide that the 2007 Acquisition Transaction will not constitute a “change in control” within the meaning of the Arrangements (the “Amendments”). The Executive hereby acknowledges that neither the Amendments nor the consummation of the 2007 Acquisition Transaction will constitute the basis to terminate his employment for “good reason” as defined in the Milacron Inc. Executive Retention/Separation Plan, attached hereto as Exhibit F (the “Separation Plan”). The Executive also hereby acknowledges that in lieu of any benefit the Executive may have otherwise been entitled to under the Arrangements solely as a result of 2007 Acquisition Transaction, the Executive will be entitled to the benefits provided under this Agreement in addition to the benefits otherwise provided to the Executive, including the Arrangements.

Section 1.02 Promises of the Company. In exchange for the Executive’s consents and acknowledgements set forth in Section 1.01, the Company hereby agrees to provide the Executive with the benefits and rights set forth in this Agreement.

Section 1.03 Term of the Agreement. The term of this Agreement shall commence as of the date of the 2007 Acquisition Transaction (the “Effective Time”) and shall continue for the twenty-four month period immediately following the Effective Time (the “Protection Period”).

ARTICLE II

SPECIAL DEFINITIONS

Section 2.01 “Disability” shall be as defined under the Company’s long-term disability plan.

Section 2.02 “Employment Termination Date” shall mean the date on which the employment relationship between the Executive and the Company is terminated. The Company and the Executive shall take all commercially reasonable steps necessary (including with regard to any post-termination services by the Executive) to ensure that the termination of employment described in this Section 2.02 constitutes a “separation from service” within the meaning of Section 409A of the Internal Revenue Code (the “Code”).

ARTICLE III

BENEFITS

Section 3.01 Coordination of Benefits; Non-Duplication. Notwithstanding any provision of this Agreement to the contrary, in no event shall the Executive be entitled to duplicative benefits under the Agreement so that the amount that is paid or credited under the Agreement shall only be paid or credited once with respect to an Executive as provided hereunder.

Section 3.02 Executive Retention/Separation Plan Benefits. During the Protection Period, the Executive will remain entitled to the benefits provided under the Separation Plan in accordance with the terms of the Separation Plan as of the Effective Time (regardless of whether or not the Separation Plan was amended or terminated after the Effective Time).

Section 3.03 Supplemental Executive Retirement Plan and Supplemental Retirement Plan. As an individual in an eligible position under the Company’s Supplemental Executive Retirement Plan and as a recipient under the Company’s Supplemental Retirement Plan (the “Supplemental Plan(s)”), as of the Effective Time, the Executive will continue to be an individual in an eligible position and recipient (as the case may be) in the Supplemental Plans during the Protection Period in accordance with the terms of the Supplemental Plans in effect immediately prior to the Effective Time and shall be entitled to the benefits under the Supplemental Plans in accordance with the terms of the Supplemental Plans in effect immediately prior to the Effective Time, including, without limitation, the accrual of such benefits and the vesting of such benefits upon reaching the age of 55, regardless of whether or not either (or both) of the Supplemental Plans is amended or terminated after the Effective Time (other than any amendment reasonably agreed to by the Executive and the Company solely for the purpose of complying with Section 409A of the Code).

Section 3.04 Estimated Supplemental Plan Benefits as of July 31, 2007. The Executive’s estimated accrued benefit under the Supplemental Plans as of July 31, 2007 is set forth on Exhibit G, calculated under the terms of the Supplemental Plan, assuming the following: (a) the Executive incurred a “qualifying termination” (as defined under the Separation Plan) on July 31, 2007, (b) such qualifying termination was during the Protection Period, (c) the Executive is vested in his Supplemental Plan benefit on July 31, 2007, and (d) the Executive received the age, benefit accrual service and vesting service under the Separation Plan as provided under Section 3.02.

Section 3.05 Legal Fees. The Company agrees to pay the Executive’s reasonable and substantiated legal fees associated with reviewing and advising the Executive with respect to this Agreement; provided, however, that in no event shall such fees exceed $25,000. The Executive must submit documentation to the Company substantiating the amount of such professional fees within 60 days of the date hereof and the Company will reimburse the Executive for such fees within 10 days after the date of the Company’s receipt of such documentation.

Section 3.06 Death or Disability. If the Executive incurs a Disability or dies before his Employment Termination Date, no payments or other benefits will be due and owing under this Agreement to the Executive or, in the case of his death, to his estate or beneficiary.

In the event of the death of the Executive prior to receipt of all amounts due him under this Agreement, such amounts shall be paid to his estate or, to the extent so provided under the Separation Plan, to his beneficiary.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Tax Gross-Up Payments. Any payment or benefits provided under this Agreement that are subject to the excise tax imposed under Section 4999 of the Code, including, but not limited to any payment under Section 3.02 as a result of a “qualifying termination” (as defined under the Separation Plan), and the accelerated vesting in the Supplemental Plans shall constitute a payment for purposes of calculating the “Total Payments” under Section 6 of the Executive Severance Agreement (“ESA”) between the Executive and the Company in effect on the Effective Time. Any “Gross-Up Payment” (as defined in Section 6 of the ESA) with respect to any amount payable under the Agreement shall be calculated in accordance with, and subject to the procedures and requirements of, Section 6 of the ESA as in effect on the Effective Time (regardless of whether any benefits are payable under the ESA and regardless of any expiration or other termination of the ESA thereafter during the Protection Period). Notwithstanding the foregoing, and subject to the requirement of Section 4.02(a), any Gross-Up Payment shall be paid by the Company within 10 business days of the date of a final determination of the amount of the Gross-Up Payment.

Section 4.02 Compliance with Section 409A of the Code. (a) Notwithstanding anything to the contrary in this Agreement, if the Executive is a “specified employee,” as determined under the Company’s policy for determining specified employees on the Employment Termination Date, all payments, benefits or reimbursements provided under this Agreement that constitute a “deferral of compensation” within the meaning of Section 409A of the Code and that would otherwise be paid or provided during the first six months following such Employment Termination Date shall instead be accumulated through and paid or provided (together with interest at the applicable federal rate under Section 7872(f)(2)(A) of the Code in effect on the Employment Termination Date) on the first business day following the six month anniversary of such Employment Termination Date. Notwithstanding the foregoing, payments delayed pursuant to this Section 4.02 shall commence within 10 calendar days following the Executive’s death prior to the end of the six-month period. It is intended that the amount payable under Section 3.05 of the Agreement constitutes a “short-term deferrals” within the meaning of Section 409A of the Code and therefore shall not be subject to the six-month delay described in this Section 4.02.

(b) It is intended that the payments and benefits provided under this Agreement shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Agreement shall be construed, administered, and governed in a manner that effects such intent, and the Company shall not take any action that would be inconsistent with such intent.

(c) If any of the payments or benefits received or to be received by the Executive under the Agreement become subjected to any additional tax (or penalties or interest thereon) or interest imposed under Section 409A(a) of the Code, the Company shall pay to the Executive within five (5) business days of the Executive’s written request for payment an additional amount equal to the amount of such additional tax (including penalties and interest thereon) and interest plus any federal, state and local income and employment taxes on the payment of such additional tax (including interest and penalties thereon) and interest. The Executive’s written request for payment (a) shall be accompanied by such evidence as the Company may reasonably request to substantiate the Executive’s obligation to pay such additional tax and to calculate the appropriate amount of the payment provided herein, and (b) must be made no later than ten (10) business days prior to the end of the calendar year next following the calendar year in which the Executive remits the related taxes. If an amount becomes payable under this Section 4.02(c) as a result of a violation of Section 409A of the Code with respect to this Agreement, the Section 409A tax gross-up described in this Section 4.02(c) shall be paid with respect to any plan or arrangement of the Company for which a Section 409A penalty is imposed on the Executive with respect to such other plan or arrangement, but only if such penalty is imposed as a result of a violation of Section 409A with respect to this Agreement and the application of the plan “aggregation” rules under Section 409A of the Code with respect to such other plans and arrangements of the Company.

(d) The Company represents that each of the Arrangements subject to Section 409A of the Code has been administered in “good faith” compliance with Section 409A of the Code within the meaning of Internal Revenue Service Notice 2005-1 (and the proposed and final Treasury regulations issued under Section 409A of the Code) and will be amended (subject to applicable participant consent) to comply with Section 409A of the Code by December 31, 2007 (or such later date as may be permitted by applicable guidance by the Internal Revenue Service or the Treasury Department).

Section 4.03 Release of Claims. Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to make any payment or provide any benefit under this Agreement (a) unless the Executive first executes and does not revoke a release substantially in the form attached hereto as Appendix A no later than 60 days following his Employment Termination Date; and (b) to the extent such payment or benefit is subject to the seven-day revocation period prescribed by the Age Discrimination in Employment Act of 1967, as amended, or to any similar revocation period in effect on the Employment Termination Date, such revocation period has expired. In exchange for the Executive’s execution of the General Release required in this Section 4.03, the Company shall deliver its executed General Release, in substantially the same form attached hereto as Annex 1 to Appendix A.

Section 4.04 Employment Termination Procedure. During the term of this Agreement, any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 4.08 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice that indicates the specific termination provision in this Agreement relied upon, and, if applicable, the notice shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

Section 4.05 No Offset or Mitigation. Except to the extent that the Executive (a) has engaged in fraud or actionable willful misconduct, (b) is in breach of this Agreement or any Release executed pursuant to this Agreement or (c) has failed to repay an undisputed amount due to the Company under an agreement between the Executive and the Company, the Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall be absolute and unconditional and shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or any of its Subsidiaries may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

Section 4.06 Disputes. (a) Any dispute or controversy arising out of or in connection with this Agreement shall, upon a written notice from the Executive to the Company either before suit thereupon is filed or within 20 business days thereafter, be resolved exclusively by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceeding shall be conducted before a panel of three arbitrators sitting in Cincinnati, Ohio with each of the Company and the Executive selecting an arbitrator, with such selected arbitrators then selecting the third arbitrator. Judgment may be entered on the arbitration panel’s award in any court having jurisdiction.

(b) Any legal action concerning this Agreement, other than an arbitration described in paragraph (a) of this Section 4.06, whether instituted by the Company or the Executive, shall be brought and resolved only in a state court of competent jurisdiction located in the territory that encompasses the county in which Cincinnati, Ohio is located. Each of the Company and the Executive hereby irrevocably consents and submits to and shall take any action necessary to subject itself to the personal jurisdiction of that court and hereby irrevocably agrees that all claims in respect of the action shall be instituted, heard, and determined in that court. Each of the Executive and the Company agrees that such court is a convenient forum, and hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of the action. Any final judgment in the action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) To the fullest extent permitted by applicable law, in the event the Executive prevails on any material issue in dispute, the Company shall pay all costs and expenses, including attorneys’ fees and disbursements, of the Company and the Executive in connection with any legal proceeding (including arbitration), whether or not instituted by the Company or the Executive, relating to the interpretation or enforcement of any provision of this Agreement. The Company shall pay prejudgment interest on any money judgment obtained by the Executive as a result of such proceeding, calculated at the rate provided in Section 1274(b)(2)(B) of the Code. Any reimbursement or payment of amounts provided under this Section 4.06(c), shall be subject to the following rules: (i) the expenses must be incurred during the Executive’s lifetime; (ii) the Executive must submit to the Company a written request for payment or reimbursement, as applicable, together with reasonable evidence that the fees and expenses were incurred, no later than sixty (60) days following the end of the month in which the eligible fees or expenses were incurred; (iii) any reimbursement or payment shall be made by the Company to the Executive within ten (10) calendar days after the Company’s receipt of the Executive’s written request, or such later date as required by Sections 4.02 or 4.03; (iv) the amount of expenses eligible for reimbursement during any calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefits to be provided, during any other calendar year; and (v) the right to reimbursement shall not be subject to liquidation or exchange for another benefit.

Section 4.07 Successors; Binding Agreement. In addition to any obligations imposed by law upon any successor to the Company, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The provisions of this Section 4.07 shall continue to apply to each subsequent employer of Executive bound by this Agreement in the event of any merger, consolidation, or transfer of all or substantially all of the business or assets of that subsequent employer. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

Section 4.08 Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by facsimile or mailed by reputable overnight mail or United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

Attn: Brad Baker

Milacron Inc.

2090 Florence Ave.

Cincinnati, Ohio 45206

To the Executive:

At the last known residence address for the Executive reflected on the payroll records of the Company.

Section 4.09 Miscellaneous. Except as otherwise provided in Section 4.02, no provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an officer of the Company specifically authorized by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Ohio. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, or local law and any additional withholding to which the Executive has agreed.

Section 4.10 Entire Agreement. This Agreement and the documents specifically referenced herein (as amended as of the Effective Time) shall constitute the entire agreement between the Company and the Executive with respect to the subject matter hereunder and no other agreements, representations, oral or otherwise, express or implied, with respect to such subject matter shall be binding on the Company or the Executive.

Section 4.11 No Contract of Employment. Neither the establishment of the Agreement nor the payment of any benefits under the Agreement shall be construed as giving the Executive, or any person whosoever, the right to be retained in the service of the Company and Executive acknowledges that Executive’s employment is “at-will”.

Section 4.12 Nonalienation of Benefits. None of the payments, benefits or rights of the Executive under the Agreement shall be subject to any claim of any creditor of the Executive (other than the Company as provided in Section 4.05), and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Executive (other than the Company as provided in Section 4.05). The Executive shall not alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Agreement.

Section 4.13 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Section 4.14 Counterparts. This Agreement may be executed in several counterparts (including by means of facsimile), each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Section 4.15 Survival. The terms of this Agreement shall survive any termination of the Executive’s employment or expiration of the Protection Period respecting any payments or benefits due to the Executive, or other rights of the Executive hereunder maturing, during the Protection Period.

IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed as of the date first written above.

EXECUTIVE

By:

Name:

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MILACRON INC.

By:

Name:

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SPECIAL EXECUTIVE RETENTION & SEVERANCE AGREEMENT

APPENDIX A

GENERAL RELEASE

1. I,      (the “Executive”), for and in consideration of (i) certain severance benefits to be paid and provided to me by Milacron Inc. (the “Company” and/or “Milacron”) under the Special Executive Retention & Severance Agreement (the “Agreement”) and (ii) the Company’s execution of a release in favor of the Executive, on the date this General Release becomes irrevocable, substantially in the form attached hereto as Annex 1, and conditioned upon such payments and provisions, do hereby REMISE, RELEASE, AND FOREVER DISCHARGE Company and each of its past or present subsidiaries and affiliates, its and their past or present officers, directors, shareholders, employees and agents, their respective successors and assigns, heirs, executors and administrators, the pension and employee benefit plans of the Company, or of its past or present subsidiaries or affiliates, and the past or present trustees, administrators, agents, or employees of the pension and employee benefit plans (hereinafter collectively referred to herein as “Releasees” and included within the term the “Company”), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which I ever had, now have, or hereafter may have, or which my heirs, executors or administrators hereafter may have, by reason of any matter, cause or thing whatsoever from the beginning of my employment with the Company to the date of these presents and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship and the termination of my employment relationship with the Company, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future under any federal, state or local laws, including any claims under the Ohio Revised Code, the Rehabilitation Act of 1973, 29 USC Sections 701 et seq., as amended, Title VII of the Civil Rights Act of 1964, 42 USC Sections 2000e et seq., as amended, the Civil Rights Act of 1991, 2 USC Sections 601 et seq., as applicable, the Age Discrimination in Employment Act of 1967, 29 USC Sections 621 et seq., as amended (“ADEA”), the Americans with Disabilities Act, 29 USC Sections 706 et seq., and the Employee Retirement Income Security Act of 1974, 29 USC Sections 301 et seq., as amended, any contracts between the Company and me and any common law claims now or hereafter recognized and all claims for counsel fees and costs; provided, however, that this Release shall not apply to any entitlements under the terms of the Agreement, any applicable Executive Severance Agreement or Executive/Retention Separation Plan, or under any other plans or programs of the Company in which I participated and under which I have accrued and become entitled to a benefit other than under any Company separation or severance plan or programs.

Notwithstanding the foregoing, I understand that I shall continue to be indemnified by the Company as to any liability (including, without limitation, amounts paid in settlement), cost or expense (including, without limitation, reasonable attorneys fees and costs) for which I would have been indemnified and insured during employment, in accordance with and subject to the Company’s certificate of incorporation or insurance coverages in force for employees of the Company serving in executive capacities for actions taken on behalf of the Company within the scope of my employment by the Company.

2. Subject to the limitations of paragraph 1 above, Executive expressly waives all rights afforded by any statute which expressly limits the effect of a release with respect to unknown claims. Executive understands the significance of this release of unknown claims and the waiver of statutory protection against a release of unknown claims.

3. Executive hereby agrees and recognizes that his employment by the Company was/will be permanently and irrevocably severed on      , 20     and the Company has no obligation, contractual or otherwise to him to hire, rehire or reemploy him in the future. Executive acknowledges that the terms of the Agreement provide him with payments and benefits which are in addition to any amounts to which he otherwise would have been entitled.

4. Executive hereby agrees and acknowledges that the payments and benefits provided by the Company are to bring about an amicable resolution of his employment arrangements and are not to be construed as an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by the Company and that the Agreement was, and this Release is, executed voluntarily to provide an amicable resolution of his employment relationship with the Company.

5. Executive hereby acknowledges that nothing in this Release shall prohibit or restrict him from: (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s designated legal, compliance or human resources officers; (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization; or (iv) filing, testifying, participating in or otherwise assisting in a proceeding before the Equal Employment Opportunity Commission or its state-law equivalents.

6. Executive represents that he has not filed any claims against any of the Releasees with any local, state, or federal agency, department, or court, and does not claim an interest in any such Claims. Executive also waives the right to recover any damages or other relief in any Claims brought by or through the Equal Employment Opportunity Commission or any other local, state, or federal agency, department, or court.

7. Exclusively as this Agreement pertains to the Executive’s release of Claims under the Age Discrimination in Employment Act, Executive, pursuant to and in compliance with rights afforded him under the Older Workers Benefit Protection Act: (i) is advised to consult with an attorney prior to executing this General Release; (ii) is afforded twenty-one (21) days within which to consider this General Release; and (iii) is afforded seven (7) days following execution of this General Release to revoke it. Executive understands that he has the right to revoke this General Release for a period of seven days following execution by giving written notice to the Company at 2090 Florence Avenue, Cincinnati, Ohio 45206, Attention: General Counsel. It is agreed that this General Release shall not become effective and enforceable until the seven (7) day revocation period expires. Executive’s knowing and voluntary execution of this Agreement is an express acknowledgment and agreement that he had the opportunity to review this Agreement with his attorney; that Executive was afforded twenty-one (21) days to consider it before executing it; that Executive agrees this General Release is written in a manner that enables him to fully understand its content and meaning; and that Executive is being given seven (7) days to revoke the Agreement.

8. Executive shall return to the Company any and all property belonging to the Company or any of the Releasees (and all copies thereof), including, but not limited to, any credit cards, computers, other equipment, records, files, customer lists, computer disks, and all other information developed during or relating to the business of the Company.

9. Executive upon request of the Company shall make himself reasonably available to and cooperate with the Company or any of the Releasees and its/their counsel in responding to, preparing for, and testifying, if necessary, in connection with any matter(s) or claim(s) involving the Company or any of the Releasees.

10. Executive agrees that during the course of his employment with the Company, Confidential Information belonging to Company and Releasees was provided and/or was available to him. Executive agrees he will not, at anytime divulge the contents of any such Confidential Information to any person or entity. Executive further agrees he will not at anytime use the contents of any such Confidential Information for any purpose whatsoever. “Confidential Information” shall include, but not be limited to, the identity of the Company or the Releasee’s customers, customer lists, suppliers, and all materials, documents and facts concerning the methods, techniques, devices and operations of the Company and the Releasees. Executive acknowledges and agrees that all Confidential Information and all other proprietary items of the Company and the Releasees are unique and special assets of the Company and the Releasees, and that he does not have nor can he acquire any right therein or claim thereto.

11. Should Executive breach any terms of this General Release, the Company may stop making any payments which still may be due, and Executive shall repay immediately, upon demand of the Company, all amounts paid to him under the terms of the Agreement, in addition to any additional damages above that amount which the Company can prove.

12. Executive hereby certifies that he has read the terms of this General Release, that he has been advised by the Company to discuss it with his attorney, that he has received the advice of counsel and that he understands its terms and effects. Executive acknowledges, further, that he is executing this General Release of his own volition with a full understanding of its terms and effects and with the intention of releasing all claims recited herein in exchange for the consideration described in the Agreement, which he acknowledges is adequate and satisfactory to him. None of the above-named persons, nor their agents, representatives, or attorneys have made any representations to the Executive concerning the terms or effects of this General Release other than those contained herein.

Intending to be legally bound hereby, I execute the foregoing General Release this      day of      , 20      .

EXECUTIVE

By:

Name:

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MILACRON INC.

By:

Name:

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Title:

ANNEX 1

GENERAL RELEASE

1. Milacron Inc. (the “Company”) on its behalf and on behalf of its subsidiaries and affiliates, their officers, directors, partners, employees and agents, their respective successors and assigns, heirs, executors and administrators (hereinafter collectively included within the term “Company”), for and in consideration of      (the “Executive”) executing the general release of claims against Company dated      (the “Executive’s Release of Company”), and other good and valuable consideration, does hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Executive, his assigns, heirs, executors and administrators (hereinafter collectively included within the term “Executive”), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which it ever had, now have, or hereafter may have, by reason of any matter, cause or thing whatsoever from the beginning of the Executive’s employment with Company to the date of this Release arising from or relating in any way to the Executive’s employment relationship and the termination of his employment relationship with Company, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future under any federal, state or local laws, any contracts between Company and the Executive, other than the Executive’s Release of Company, and the Proprietary Rights Agreement entered into by the Executive on      , and any common law claims now or hereafter recognized and all claims for counsel fees and costs, but in no event shall this release apply to any action attributable to a criminal act or to an act or conduct that will likely result in material harm to the Company.

2. Subject to the limitations of paragraph 1 above, the Company expressly waives all rights afforded by any statute which expressly limits the effect of a release with respect to unknown claims. Company understands the significance of this General Release of unknown claims and the waiver of statutory protection against a release of unknown claims.

3. Company hereby certifies that it has been advised by counsel in the preparation and review of this Release.

Intending to be legally bound hereby, Company executes the foregoing Release this      day of      , 20     .

MILACRON INC.

By:

Name:

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Title:

EXECUTIVE

By:

Name:

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